Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated May 14, 2013 (June 27, 2013 as to Note 17), relating to the consolidated financial statements of FireEye, Inc. and subsidiaries appearing in the Registration Statement on Form S-1, as amended (File No. 333-190338).

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

September 19, 2013